UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2020

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2020, in accordance with the bylaws of Mammoth Energy Services, Inc. (the “Company”), the Company’s board of directors (the “Board”) appointed Dr. Corey J. Booker as a member of the Board and its audit committee, effective as of August 17, 2020. The Board determined that Dr. Booker qualifies as an independent director under The Nasdaq Stock Market rules and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) for purposes of serving on the Board and its audit committee.

Dr. Booker, 44, is the founder, and since November 2012 has served as the Chief Executive Officer, of OnPulse, LLC, a healthcare management services company designed to improve patient health through advocacy, care coordination, communication and increased patient health literacy (“OnPulse”). In addition to his career at OnPulse, Dr. Booker practiced medicine as a maternal fetal specialist at Duke University Hospital from October 2012 to June 2017. Dr. Booker has served on the board of directors of HarborPath Inc. (“HarborPath”), a non-profit patient assistance program providing specialty pharmacy gap coverage to patients in need of high cost medication, since July 2018. At HarborPath, Dr. Booker also heads the finance committee and leads a special task force aimed at introducing the organization’s proprietary software to commercial customers. Dr. Booker holds a Doctor of Medicine degree from Creighton University where he served as a Washington Health Policy Fellow at the National Committee for Quality Assurance and received a Master’s degree in Clinical Informatics from the Fuqua School of Business at Duke University.

In connection with Dr. Booker’s appointment to the Board and its audit committee, Dr. Booker is entitled to receive the annual cash compensation and equity awards generally given to the Company’s non-employee directors for their services on the Board and its committees (prorated for the dates of his service), as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed by the Company with the SEC on June 10, 2020, which description is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	August 12, 2020	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary